EXHIBIT 99.1

XPO Logistics Announces Third Quarter 2011 Results

Outlines Growth Strategy; Announces Executive Appointments

BUCHANAN, Mich. — November 7, 2011 — XPO Logistics, Inc. (NYSE Amex: XPO), a leading provider of non-asset based, third-party logistics in the transportation industry, today announced financial results for the third quarter of 2011. Total revenue from continuing operations was $47.4 million, a 6.6% increase from the same period last year.

The company reported net income from continuing operations of $190,000 compared with net income from continuing operations of $1.7 million for the same period in 2010. Earnings per share for the third quarter of 2011 reflect a $44.6 million non-cash accounting charge related to the beneficial conversion features of the previously announced equity investment led by Jacobs Private Equity, LLC. This accounting charge resulted in a $5.38 loss per diluted share, compared with earnings of $0.21 per diluted share for the same period in 2010.

EBITDA was $775,000 for the third quarter, compared with $3.2 million for the same period in 2010. EBITDA was negatively impacted by $700,000 of indirect transaction costs related to the equity investment and $1.6 million of costs for executive recruitment and related fees. A reconciliation of EBITDA to net income is included below.

CEO Comments

Bradley Jacobs, chairman and chief executive officer, said, “While our overall operating results in the quarter were mixed, we’re encouraged by the opportunities to enhance the earnings power of all three of our business units. We have an extensive plan in place to expand XPO through acquisitions, organic growth and the optimization of our operations. In addition, we’ve assembled a highly experienced management team with the specific expertise required for this strategy.”

Jacobs continued, “We began taking action immediately after we closed the equity investment in early September. For example, we’re opening a new truck brokerage location in Phoenix this month to replicate the high-growth model of our Bounce Logistics operation. This is the first of what we intend to be an aggressive expansion of our truck brokerage footprint.”

Third Quarter 2011 Highlights by Business Unit

•

Express-1 (expedited transportation solutions) generated revenue of $23.4 million, a 9.4% increase from the same period in 2010. Gross margin percentage was 21.4%, compared with 24.8% in 2010. Operating income was $2.5 million for the quarter, a 3% decrease from the same period last year. The year-over-year decrease in operating income for the quarter primarily reflects a higher percentage of third-party brokered loads in 2011, and the loss of one-time project work from 2010 that was not replaced this year.

•

Concert Group Logistics (CGL) (freight forwarding) generated revenue of $16.9 million, a 9% decrease from the same period in 2010. The decrease was primarily the result of certain lost revenue from larger customers that more than offset an increase in the number of new customers. Operating income was $639,000 for the quarter, compared to $552,000 for the same period last year. Operating income benefited from an improvement in gross margin, reflecting a more favorable mix of higher-margin international business relative to lower-margin deferred shipments.

•

Bounce Logistics (premium truck brokerage) generated revenue of $8.2 million, a 44.8% increase from the same period in 2010. Operating income was $499,000 for the quarter, a 78.2% increase over $280,000 for the same period last year. The improvements in revenue and operating income were primarily driven by increased volumes due to an improvement in sales productivity.

The XPO Growth Strategy

The company began implementing its growth strategy in September 2011 in three key areas:

Targeted acquisitions. The company intends to make selective acquisitions of non-asset based logistics truck brokerage businesses that would benefit from greater scale and potential access to capital, and may make similar acquisitions of freight forwarding, expedited and intermodal service businesses, among others. The company believes it is in a position to make the first phase of acquisitions by using existing cash and expanding its credit facilities.

Organic growth. The company is planning to add a significant number of new truck brokerage offices throughout North America, and is actively recruiting managers with a track record of building successful broker operations. The new brokerage offices are expected to generate revenue growth by developing customer and carrier relationships in new territories.

Optimized operations. The company intends to accelerate the earnings performance of its existing operations, acquired companies and greenfield locations by investing in an expanded sales and service workforce, implementing an advanced IT infrastructure, incorporating industry best practices, and leveraging scale to share capacity more efficiently and increase buying power.

Executive Team

In addition to Bradley Jacobs, chief executive officer, and Scott Malat, senior vice president–strategic planning, both announced previously, the following appointments are now effective:

J. Thomas Connolly, Senior Vice President–Acquisitions

J. Thomas Connolly is responsible for executing the company’s growth strategy related to the acquisition of transportation logistics businesses. He most recently served as managing director of EVE Partners, LLC, a leading financial advisory firm whose practice is focused exclusively on the transportation logistics industry. He holds a master of business administration degree from the Goizueta Business School at Emory University.

Troy A. Cooper, Vice President–Finance

Troy Cooper is responsible for providing financial support to the company’s business units to align performance with strategic objectives. Mr. Cooper was most recently with United Rentals, Inc., where he served as vice president–group controller responsible for field finance functions. Previously, he held controller positions with United Waste Systems, Inc. and OSI Specialties, Inc. (formerly a division of Union Carbide, Inc.). Mr. Cooper began his career in public accounting with Arthur Andersen and Co. and is a certified public accountant.

Gordon E. Devens, Senior Vice President and General Counsel

Beginning November 14, 2011, Gordon Devens will be responsible for all corporate legal matters, governance and compliance, as well as the company’s legal interests relating to acquisitions and other growth initiatives. He was most recently vice president–corporate development with AutoNation, Inc., where he previously held positions as vice president–associate general counsel and senior counsel for its retail automotive group. Earlier, he was an associate at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, where he specialized in mergers and acquisitions and securities law. He holds a doctorate of jurisprudence degree from the University of Michigan Law School.

M. Sean Fernandez, Chief Operating Officer

Sean Fernandez is responsible for the day-to-day operations and P&L performance of the company. Mr. Fernandez has more than 20 years of leadership experience with global companies in industries that include distribution, consumer goods manufacturing, trucking and transportation. He most recently served as senior vice president and general manager–consumables for NCR Corporation, and earlier held positions as vice president–new growth platforms with Avery Dennison Corporation; chief operating officer with SIRVA, Inc.; group president with Esselte Corporation; chief operating officer–Asia Pac operations and divisional president with Arrow Electronics, Inc.; and senior engagement manager with McKinsey & Company, Inc. He holds a master of business administration degree from Harvard Business School.

Mario A. Harik, Chief Information Officer

Beginning November 14, 2011, Mario Harik will be responsible for the design and implementation of the company’s integrated technology infrastructure. Mr. Harik has consulted to Fortune 100 firms, and is experienced in building comprehensive IT organizations and proprietary platforms. His prior positions include chief information officer and senior vice president–research and development with Oakleaf Waste Management; chief technology officer with Tallan, Inc.; co-founder of G3 Analyst, where he served as chief architect of web and voice applications; and architect and consultant with Adea Solutions. Mr. Harik holds a master of engineering degree in information technology from Massachusetts Institute of Technology.

Richard M. Metzler, Senior Vice President–Acquisitions

Richard Metzler is responsible for acquisitions and business development. Mr. Metzler most recently served as chief commercial officer for Greatwide Logistics Services, LLC, with prior positions as executive vice president of marketing–Americas for DHL Express, Inc.; and senior vice president—marketing and customer service, Transport International Pool for GE Capital (now GE Trailer Fleet Services). Previously, he held numerous senior positions with Federal Express Corporation, including vice president and general manager, FedEx Logistics–Americas. Mr. Metzler is a member of the boards of directors of EcoSquid, Inc., Flash Global Logistics, Inc. and the Transportation Marketing and Sales Association.

Gregory W. Ritter, Senior Vice President–Brokerage Operations

Gregory Ritter is responsible for opening and developing new truck brokerage operations in North America, due diligence related to acquisitions, and recruitment of an expanded sales and carrier procurement workforce. Mr. Ritter has more than three decades of sales and management experience in multi-modal transportation logistics. He most recently served as the president of a brokerage subsidiary that he established for one of the top 10 transportation logistics providers in North America. Previously, Mr. Ritter spent 22 years with C.H. Robinson Worldwide.

Conference Call

The company will hold a conference call today, Monday, November 7, 2011, at 9:00 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-407-8031; international callers dial +1-201-689-8031. A replay of the conference will be available until December 7, 2011, by calling toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use account code number 286 and conference ID number 380488. Additionally, the call will be archived on www.xpologistics.com.

Non-GAAP Financial Measures

Earnings before interest, taxes, depreciation and amortization (EBITDA), is a non-GAAP financial measure as defined under the rules and regulations of the SEC. “EBITDA” is defined as net income increased by the sum of interest expense, income taxes, depreciation and amortization. We believe EBITDA is a useful measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization) and tax consequences. In addition to its use by management, we believe EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of companies in our industry. Other companies may calculate EBITDA differently, and therefore our EBITDA may not be comparable to similarly titled measures of other companies. EBITDA is not a measure of financial performance or liquidity under United States generally accepted accounting principles, or GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from EBITDA are significant and necessary components of the operations of our business, and, therefore, EBITDA should only be used as a supplemental measure of our operating performance.

About XPO Logistics, Inc.

Founded in 1989, XPO Logistics, Inc. is a non-asset based, third-party logistics provider of freight transportation services that uses a network of relationships with ground, sea and air carriers to find the best transportation solutions for its customers. The company offers its services through three distinct business units: Express-1, Inc. (expedited transportation solutions); Concert Group Logistics, Inc. (domestic and international freight forwarding); and Bounce Logistics, Inc. (premium truck brokerage). XPO Logistics serves more than 4,000 retail, commercial, manufacturing and industrial customers through six U.S. operations centers and 23 agent locations. www.xpologistics.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts, included in this press release, which address activities, events or developments that the company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), finding suitable merger or acquisition candidates, expansion and growth of the company’s business and operations, and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terms.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Factors that could adversely affect actual results and performance include, among others, potential fluctuations in quarterly operating results and expenses, government regulation, technology change, competition and the potential inability to identify and consummate acquisitions and arrange adequate financing. All of the forward-looking statements included in this press release speak only as of the date of this press release. All of the forward-looking statements included in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the company or its business or operations. The company assumes no obligation to update any such forward-looking statements.

Investor Contact:

XPO Logistics, Inc.

Scott Malat, +1-203-413-4002

scott.malat@xpologistics.com

Media Contact:

Brunswick Group

Steve Lipin / Gemma Hart, +1-212-333-3810

XPO Logistics, Inc.

Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash	$71,473,000	$561,000
Accounts receivable, net of allowances of $113,000 and $136,000, respectively	26,332,000	24,272,000
Prepaid expenses	607,000	257,000
Deferred tax asset, current	0	314,000
Income tax receivable	869,000	1,348,000
Other current assets	246,000	813,000

Total current assets	99,527,000	27,565,000

Property and equipment, net of $3,768,000 and $3,290,000 in accumulated depreciation, respectively	2,868,000	2,960,000
Goodwill	16,959,000	16,959,000
Identifiable intangible assets, net of $3,211,000 and $2,827,000 in accumulated amortization, respectively	8,162,000	8,546,000
Loans and advances	115,000	126,000
Other long-term assets	399,000	516,000

Total long-term assets	28,503,000	29,107,000

Total assets	$128,030,000	$56,672,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,130,000	$8,756,000
Accrued salaries and wages	912,000	1,165,000
Accrued expenses, other	4,729,000	2,877,000
Deferred tax liability, current	94,000	0
Current maturities of long-term debt and capital leases	1,674,000	1,680,000
Other current liabilities	746,000	773,000

Total current liabilities	15,285,000	15,251,000

Line of credit	0	2,749,000
Long-term debt and capital leases, net of current maturities	873,000	2,083,000
Deferred tax liability, long-term	2,412,000	2,032,000
Other long-term liabilities	477,000	544,000

Total long-term liabilities	3,762,000	7,408,000

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares; 75,000 shares and none issued and outstanding, respectively	42,794,000	0
Common stock, $.001 par value; 150,000,000 shares authorized; 8,297,891 and 8,171,881 shares issued, respectively; and 8,252,891 and 8,126,881 shares outstanding, respectively	8,000	8,000
Additional paid-in capital	101,399,000	27,233,000
Treasury stock, at cost, 45,000 shares held	(107,000)	(107,000)
Accumulated (deficit) earnings	(35,111,000)	6,879,000

Total stockholders’ equity	108,983,000	34,013,000

Total liabilities and stockholders’ equity	$128,030,000	$56,672,000

XPO Logistics, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	Difference	%	2011	2010	Difference	%
Revenues
Operating revenue	$47,389,000	$44,448,000	$2,941,000	6.6%	$132,991,000	$116,430,000	$16,561,000	14.2%

Direct expense
Transportation services	35,539,000	32,992,000	2,547,000	7.7%	99,568,000	86,131,000	13,437,000	15.6%
Station commissions	2,798,000	2,785,000	13,000	0.5%	8,387,000	7,798,000	589,000	7.6%
Insurance	426,000	235,000	191,000	81.3%	1,182,000	819,000	363,000	44.3%
Other	406,000	297,000	109,000	36.7%	1,247,000	705,000	542,000	76.9%

Direct expense	39,169,000	36,309,000	2,860,000	7.9%	110,384,000	95,453,000	14,931,000	15.6%

Gross margin	8,220,000	8,139,000	81,000	1.0%	22,607,000	20,977,000	1,630,000	7.8%

SG&A expenses
Salaries & benefits	3,420,000	3,298,000	122,000	3.7%	9,709,000	8,714,000	995,000	11.4%
Purchased services	2,996,000	628,000	2,368,000	377.1%	4,912,000	1,775,000	3,137,000	176.7%
Depreciation & amortization	253,000	276,000	(23,000)	-8.3%	795,000	883,000	(88,000)	-10.0%
Other	1,081,000	1,017,000	64,000	6.3%	3,078,000	2,520,000	558,000	22.1%

Total SG&A expenses	7,750,000	5,219,000	2,531,000	48.5%	18,494,000	13,892,000	4,602,000	33.1%

Operating income	470,000	2,920,000	(2,450,000)	-83.9%	4,113,000	7,085,000	(2,972,000)	-41.9%

Other expense	—	48,000	(48,000)	-100.0%	62,000	102,000	(40,000)	-39.2%
Interest expense	49,000	32,000	17,000	53.1%	145,000	140,000	5,000	3.6%

Income before income tax	421,000	2,840,000	(2,419,000)	-85.2%	3,906,000	6,843,000	(2,937,000)	-42.9%
Income tax provision (benefit)	231,000	1,110,000	(879,000)	-79.2%	1,685,000	2,775,000	(1,090,000)	-39.3%

Net income	190,000	1,730,000	(1,540,000)	-89%	2,221,000	4,068,000	(1,847,000)	-45%
Preferred stock beneficial conversion charge and dividends	(44,586,000)	—	(44,586,000)	—	(44,586,000)	—	(44,586,000)	—

Net (loss) income available to common shareholders	$(44,396,000)	$1,730,000	$(46,126,000)	-2666.2%	$(42,365,000)	$4,068,000	$(46,433,000)	-1141.4%

Basic (loss) earnings per common share	(5.38)	0.21			(5.15)	0.51

Diluted (loss) earnings per share	(5.38)	0.21			(5.15)	0.50

Basic weighted average common shares outstanding	8,252,891	8,095,376			8,227,375	8,038,723
Diluted weighted average common shares outstanding	8,252,891	8,252,186			8,227,375	8,185,456

Express-1, Inc.

Schedule of Operating Income

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	Difference	%	2011	2010	Difference	%
Revenues
Operating revenue	$23,419,000	$21,407,000	$2,012,000	9.4%	$67,221,000	$58,176,000	$9,045,000	15.5%
Direct expense
Transportation services	17,634,000	15,590,000	2,044,000	13.1%	50,888,000	42,929,000	7,959,000	18.5%
Insurance	371,000	208,000	163,000	78.4%	1,038,000	724,000	314,000	43.4%
Other	406,000	298,000	108,000	36.2%	1,247,000	705,000	542,000	76.9%

Direct expense	18,411,000	16,096,000	2,315,000	14.4%	53,173,000	44,358,000	8,815,000	19.9%

Gross margin	5,008,000	5,311,000	(303,000)	-5.7%	14,048,000	13,818,000	230,000	1.7%

SG&A expenses
Salaries & benefits	1,732,000	1,919,000	(187,000)	-9.7%	5,209,000	5,075,000	134,000	2.6%
Purchased services	365,000	339,000	26,000	7.7%	1,066,000	866,000	200,000	23.1%
Depreciation & amortization	93,000	123,000	(30,000)	-24.4%	317,000	362,000	(45,000)	-12.4%
Other	365,000	398,000	(33,000)	-8.3%	1,088,000	852,000	236,000	27.7%

Total SG&A expenses	2,555,000	2,779,000	(224,000)	-8.1%	7,680,000	7,155,000	525,000	7.3%

Operating income	$2,453,000	$2,532,000	$(79,000)	-3.1%	$6,368,000	$6,663,000	$(295,000)	-4.4%

Total depreciation and amortization for the Express-1 operating segment, included in both direct expense and SG&A, was $144,000 and $172,000 for the three-month periods ended September 30, 2011 and 2010, respectively, and $465,000 and $505,000 for the nine-month periods ended September 30, 2011 and 2010, respectively.

Concert Group Logistics, Inc.

Schedule of Operating Income

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	Difference	%	2011	2010	Difference	%
Revenues
Operating revenue	$16,918,000	$18,586,000	$(1,668,000)	-9.0%	$48,379,000	$47,598,000	$781,000	1.6%
Direct expense
Transportation services	12,231,000	13,889,000	(1,658,000)	-11.9%	34,643,000	34,767,000	(124,000)	-0.4%
Station commissions	2,798,000	2,785,000	13,000	0.5%	8,387,000	7,798,000	589,000	7.6%
Insurance	35,000	25,000	10,000	40.0%	99,000	87,000	12,000	13.8%
Other	—	—	—		(1,000)	1,000	(2,000)	-200.0%

Direct expense	15,064,000	16,699,000	(1,635,000)	-9.8%	43,128,000	42,653,000	475,000	1.1%

Gross margin	1,854,000	1,887,000	(33,000)	-1.7%	5,251,000	4,945,000	306,000	6.2%

SG&A expenses
Salaries & benefits	696,000	789,000	(93,000)	-11.8%	2,123,000	2,002,000	121,000	6.0%
Purchased services	123,000	64,000	59,000	92.2%	310,000	154,000	156,000	101.3%
Depreciation & amortization	144,000	140,000	4,000	2.9%	430,000	484,000	(54,000)	-11.2%
Other	252,000	342,000	(90,000)	-26.3%	878,000	942,000	(64,000)	-6.8%

Total SG&A expenses	1,215,000	1,335,000	(120,000)	-9.0%	3,741,000	3,582,000	159,000	4.4%

Operating income	$639,000	$552,000	$87,000	15.8%	$1,510,000	$1,363,000	$147,000	10.8%

Bounce Logistics, Inc.

Schedule of Operating Income

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	Difference	%	2011	2010	Difference	%
Revenues
Operating revenue	$8,246,000	$5,696,000	$2,550,000	44.8%	$20,916,000	$13,494,000	$7,422,000	55.0%
Direct expense
Transportation services	6,868,000	4,754,000	2,114,000	44.5%	17,562,000	11,273,000	6,289,000	55.8%
Insurance	20,000	2,000	18,000	900.0%	45,000	8,000	37,000	462.5%
Other	—	(1,000)	1,000	-100.0%	1,000	(1,000)	2,000	-200.0%

Direct expense	6,888,000	4,755,000	2,133,000	44.9%	17,608,000	11,280,000	6,328,000	56.1%

Gross margin	1,358,000	941,000	417,000	44.3%	3,308,000	2,214,000	1,094,000	49.4%

SG&A expenses
Salaries & benefits	681,000	472,000	209,000	44.3%	1,779,000	1,216,000	563,000	46.3%
Purchased services	38,000	34,000	4,000	11.8%	113,000	60,000	53,000	88.3%
Depreciation & amortization	11,000	8,000	3,000	37.5%	32,000	23,000	9,000	39.1%
Other	129,000	147,000	(18,000)	-12.2%	575,000	397,000	178,000	44.8%

Total SG&A expenses	859,000	661,000	198,000	30.0%	2,499,000	1,696,000	803,000	47.3%

Operating income	$499,000	$280,000	$219,000	78.2%	$809,000	$518,000	$291,000	56.2%

XPO Corporate

Schedule of SG&A Expense

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	Difference	%	2011	2010	Difference	%
SG&A expenses
Salaries & benefits	$311,000	$118,000	$193,000	163.6%	$598,000	$421,000	$177,000	42.0%
Purchased services	2,470,000	191,000	2,279,000	1193.2%	3,423,000	695,000	2,728,000	392.5%
Depreciation & amortization	5,000	5,000	—	0.0%	16,000	14,000	2,000	14.3%
Other	335,000	130,000	205,000	157.7%	537,000	329,000	208,000	63.2%

Total SG&A expenses	$3,121,000	$444,000	$2,677,000	602.9%	$4,574,000	$1,459,000	$3,115,000	213.5%

XPO Logistics, Inc.

Consolidated Reconciliation of EBITDA to Net Income

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	Difference	%	2011	2010	Difference	%
Net Income	$190,000	$1,730,000	$(1,540,000)	-89%	$2,221,000	$4,068,000	$(1,847,000)	-45%

Interest	49,000	32,000	17,000	53.1%	145,000	140,000	5,000	3.6%
Tax provision	231,000	1,110,000	(879,000)	-79.2%	1,685,000	2,775,000	(1,090,000)	-39.3%
Depreciation & amortization	305,000	325,000	(20,000)	-6.2%	944,000	1,026,000	(82,000)	-8.0%

EBITDA	$775,000	$3,197,000	$(2,422,000)	-75.8%	$4,995,000	$8,009,000	$(3,014,000)	-37.6%

XPO Logistics, Inc.

Diluted Share Information

	Weighted average diluted shares for the three months ended September 30, 2011	Weighted average diluted shares for the nine months ended September 30, 2011
Common stock outstanding	8,252,891	8,227,382
Full dilution of preferred stock	3,260,870	1,098,901
Full dilution of warrants	4,564,303	3,634,255
Full dilution of outstanding stock options	402,819	360,693
Full dilution of restricted stock units	559	186

Total	16,481,442	13,321,417

For dilution purposes, GAAP requires diluted shares to be reflected on a weighted average basis, which takes into account the portion of the period in which the diluted shares were outstanding. The table above reflects the weighted average diluted shares for the three- and nine-month periods ended September 30, 2011. The impact of this dilution was not reflected in the earnings per share calculations on the Condensed Consolidated Statements of Operations because the impact was anti-dilutive.

For informational purposes, the following table represents fully diluted shares as of September 30, 2011, calculated on a non-weighted basis without giving effect to the portion of any period in which the diluted shares were outstanding. The dilutive effect of warrants and options in the table was calculated using the average closing market price of common stock for the three-month period ended September 30, 2011.

Diluted shares as of September 30, 2011
Common stock outstanding	8,252,891
Full dilution of preferred stock	10,714,286
Full dilution of warrants	4,564,303
Full dilution of outstanding stock options	402,819
Full dilution of restricted stock units	559

Total	23,934,858